UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2005

SRS LABS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	0-21123	33-0714264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 Daimler Street Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 442-1070

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 30, 2005, SRS Labs, Inc. (“the Company”) entered into a Separation Agreement with Philip Wong, the President of ValenceTech Limited (“ValenceTech”) and Valence Technologies Limited (“Valence”).  ValenceTech is a wholly-owned subsidiary of the Company and Valence is a wholly-owned subsidiary of ValenceTech.  ValenceTech, Valence and subsidiaries of Valence conduct the semiconductor business of the Company.  Mr. Wong resigned as President of ValenceTech and Valence and in all other capacities with the Company and its affiliated entities, effective September 11, 2005. Pursuant to the terms of the Separation Agreement, the Company will provide two months severance pay, minus appropriate withholding and payroll deductions; payable on the effective date of the agreement.  Under the Separation Agreement, Mr. Wong agreed to a general release of all claims that he may have against the Company and its affiliates.  The Separation Agreement also contains other customary provisions including Mr. Wong’s statutory rights under the Older Workers Benefit Protection Act.  A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Separation Agreement dated September 30, 2005 between SRS Labs, Inc. and Philip Wong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRS LABS, INC.,
a Delaware corporation

Date: September 30, 2005	By:	/s/ Thomas C.K. Yuen
Thomas C.K. Yuen
Chairman and Chief Executive Officer